Exhibit 99.1

Vishay Intertechnology Appoints David McConnell Chief Financial Officer

Promotes David Tomlinson Chief Accounting Officer

MALVERN, Pa. — February 27, 2024 — Vishay Intertechnology, Inc. (NYSE: VSH) today announced that its Board of Directors has appointed David McConnell, Senior Vice President – Corporate Treasurer and Risk Management, to the role of Executive Vice President – Chief Financial Officer, replacing Lori Lipcaman who is resigning from that position. In addition, David Tomlinson, Senior Vice President – Corporate Controller, has been promoted by the Board to the newly created role of Senior Vice President – Chief Accounting Officer reporting to Mr. McConnell.  The new positions of Mr. McConnell and Mr. Tomlinson will take effect on March 1, 2024.

“The appointment of Dave McConnell as CFO and promotion of Dave Tomlinson to the newly created role of CAO strengthens Vishay’s leadership team as we create a new Vishay that is business minded and puts the customer first in everything we do,” said President and CEO Joel Smejkal.

“Dave McConnell is a seasoned, dynamic and trusted leader within our finance organization. He possesses the necessary business understanding of Vishay’s global operations to collaborate effectively with business unit heads and functional leaders in developing Vishay’s multi-year strategic and operational plans to take full advantage of the mega trends in connectivity, e-mobility and sustainability.  Dave Tomlinson’s proven accounting management and financial reporting capabilities and extensive experience with Vishay’s global operations have been and will be instrumental to our efforts to enhance our financial analytics and decision-making tools to support Vishay’s re-orientation from a cash flow managed business to a P&L driven company,” added Mr. Smejkal.  “Both Dave McConnell and Dave Tomlinson have embraced the organizational changes that are driving Vishay’s ambition to accelerate growth and optimize returns and I am confident they will have a positive impact on the organization and help us achieve our goals.”

“Lori Lipcaman has served Vishay extremely well over her 35-year career at the company, and on behalf of the Board and entire organization I wish to extend my appreciation to her for her abiding dedication and commitment to Vishay,” said Mr. Smejkal.

David McConnell, 57, has been Senior Vice President – Corporate Treasurer and Risk Management since January 2016. Mr. McConnell has held various positions of increasing responsibility since joining Vishay in 1992 including Vice President – Corporate Treasurer (2011-2015) and Vice President Financial Analysis and Cash management (2008 – 2011), and various roles in corporate, regional and divisional finance. Prior to joining Vishay in 1992, Mr. McConnell worked at Ernst & Young LLP serving large, multi-national clients in various industries. Mr. McConnell is a Certified Public Accountant in Pennsylvania.

David Tomlinson, 49, has been Senior Vice President – Corporate Controller since November 2009. Mr. Tomlinson has held various positions of increasing responsibility since joining Vishay in 2003, including Vice President – Assistant Corporate Controller (2005-2009) and Director of Financial Reporting for both Vishay and its then-majority-owned subsidiary Siliconix incorporated. Prior to joining Vishay, Mr. Tomlinson worked at PricewaterhouseCoopers LLP serving large, multi-national clients in various industries. Mr. Tomlinson is a Certified Public Accountant in Pennsylvania.

About Vishay

Vishay manufactures one of the world’s largest portfolios of discrete semiconductors and passive electronic components that are essential to innovative designs in the automotive, industrial, computing, consumer, telecommunications, military, aerospace, and medical markets. Serving customers worldwide, Vishay is The DNA of tech.™ Vishay Intertechnology, Inc. is a Fortune 1,000 Company listed on the NYSE (VSH).  More on Vishay at www.Vishay.com.

Statements contained herein that relate to the Company's executive leadership and strategic plans are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as “will be,” “will,” “plan,” “assume,” “intend,” or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; manufacturing or supply chain interruptions or changes in customer demand because of COVID-19 or otherwise; delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
The DNA of tech™ is a trademark of Vishay Intertechnology.
Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Executive Vice President, Corporate Communications
+1-610-644-1300